                                                               EXHIBIT 12.1

HEARST-ARGYLE TELEVISION, INC.
RATIO OF EARNINGS TO FIXED CHARGES
Hearst-Argyle for the Four Months Ended December 31, 1997 and the Six Months
 Ended June 30, 1998
Unaudited Pro Forma Hearst-Argyle for the Years Ended December 31, 1996 and 1997
 and the Six Months Ended June 30, 1997 and 1998
Unaudited Pro Forma Hearst-Argyle (including the Pulitzer and Kelly
 Transactions) for the Year Ended December 31, 1997 and the Six Months Ended June 30, 1997 and 1998
(dollars in thousands)


                                                                                Unaudited Pro Forma Hearst-Argyle
                                                                       For the Year   For the Year
                                   Four Months                            Ended         Ended        Six Months      Six Months
                                      Ended        Six Months Ended    December 31,   December 31,  Ended June 30,  Ended June 30,
                                December 31, 1997   June 30, 1998           1996          1997            1997           1998
                                -----------------  ----------------    -------------  -------------  --------------  --------------
Earnings before fixed charges:
Net Income (Loss)                $         7,666   $        16,320      $     42,711  $      51,570  $       23,928   $      26,997
Extraordinary item                        16,212            10,777
Income tax expense                        16,419            20,229            33,180         56,700          17,685          20,154
                                -----------------  ----------------    -------------  -------------  --------------  --------------

Income from continuing
operations before income taxes
and extraordinary item                    40,297            47,326            75,891        88,270          41,613         47,151

Interest expense                          15,830            19,827            37,228        37,228          18,614         18,614
Interest portion of rental
expenses                                     432               648             1,169         1,297             648            648
                                -----------------  ----------------    -------------  -------------  --------------  --------------
Earnings before fixed charges   $         56,559    $       67,801      $    114,288   $   126,795   $      60,875   $     66,413
                                -----------------  ----------------    -------------  -------------  --------------  --------------

Fixed charges:
Interest expense                $         15,830    $       19,827      $     37,228   $    37,228   $      18,614   $     18,614
Interest portion of rental
expenses                                     432               645             1,169         1,297             648            648
                                -----------------  ----------------    -------------  -------------  --------------  --------------
Total fixed charges             $         16,262     $      20,475      $     38,397    $   36,525   $      19,262   $     19,262
                                -----------------  ----------------    -------------  -------------  --------------  --------------

Ratio of earnings to fixed                  3.48              3.31              2.98          3.29            3.16           3.45
charges                         -----------------  ----------------    -------------  -------------  --------------  --------------






                                                        Unaudited Pro Forma Hearst-Argyle
                                                 (Including the Pulitzer and Kelly Transactions)
                                                For the Year
                                                   Ended
                                                December 31,  Six Months Ended  Six Months Ended
                                                   1997         June 30, 1997     June 30, 1998
                                                ------------  ----------------  ----------------
Earnings before fixed charges:
Net Income (Loss)                               $     25,507  $         12,050  $         20,225
Extraordinary item
Income tax expense                                    19,113             8,373            14,068
                                                ------------  ----------------  ----------------

Income from continuing operations
before income taxes and extraordinary item            46,620            20,423            34,293

Interest expense                                     123,328            61,664            61,664
Interest portion of rental expenses                    1,559               773               787
                                                ------------  ----------------  ----------------
Earnings before fixed charges                   $    171,507  $         82,860  $         96,744
                                                ------------  ----------------  ----------------

Fixed charges:
Interest expense                                $    123,328  $         61,664  $         61,664
Interest portion of rental expenses                    1,559               773               787
                                                ------------  ----------------  ----------------
Total fixed charges                             $    124,887  $         62,437  $         62,451
                                                ------------  ----------------  ----------------

Ratio of earnings to fixed charges                      1.37              1.33              1.55
                                                ------------  ----------------  ----------------

HEARST BROADCAST GROUP
RATIO OF EARNINGS TO FIXED CHARGES
For the Years Ended December 31, 1993, 1994, 1995 and 1996
(dollars in thousands)

                                          For the Years Ended December 31,
                                        1993       1994       1995        1996
                                     ---------  ----------  ---------  ----------
Earnings before fixed charges:
Net Income                           $  11,272  $   33,891  $  40,795  $   44,402
Income tax expense                      17,123      25,265     30,182      31,907
                                     ---------  ----------  ---------  ----------

Income from continuing
operations before income taxes          28,395      59,156     70,977      76,309

Interest expense                        22,800      22,769     22,271      21,273
Interest portion of rental expenses        730         762        918         992
                                     ---------  ----------  ---------  ----------
Earnings before fixed charges        $  51,925  $   82,687  $  94,166  $   98,574
                                     ---------  ----------  ---------  ----------

Fixed charges:
Interest expense                     $  22,800  $   22,769  $  22,271  $   21,273
Interest portion of rental expenses        730         762        918         992
                                     ---------  ----------  ---------  ----------
Total fixed charges                  $  23,530  $   23,531  $  23,189  $   22,265
                                     ---------  ----------  ---------  ----------

Ratio of earnings to fixed charges        2.21        3.51       4.06       4.43
                                     ---------  ----------  ---------  ----------

ARGYLE TELEVISION, INC.
DEFICIENCY OF EARNINGS TO FIXED CHARGES
For the Years Ended December 31, 1995 and 1996 and for the Eight Months Ended
 August 31, 1997
(dollars in thousands)

                                                   Year Ended    Year Ended
                                                  December 31,  December 31,  Eight Months Ended
                                                      1995         1996        August 31, 1997
                                                  ------------  ------------  ------------------

Earnings before fixed charges:
Net Loss                                          $   (15,807)  $   (14,560)  $          (14,539)
Extraordinary item                                      7,842
Income tax expense                                          -             -                    -
                                                  ------------  ------------  ------------------

Loss from continuing operations
before income taxes and extraordinary item             (7,965)      (14,560)             (14,539)

Interest expense                                       12,053        16,566               12,749
Interest portion of rental expenses                       103           177                  138
                                                  ------------  ------------  ------------------
Earnings (Loss) before fixed charges              $     4,191   $     2,183   $           (1,652)
                                                  ------------  ------------  ------------------

Fixed charges:
Interest expense                                  $    12,053   $    16,566   $           12,749
Interest portion of rental expenses                       103           177                  138
                                                  ------------  ------------  ------------------
Total fixed charges                               $    12,156   $    16,743   $           12,887
                                                  ------------  ------------  ------------------

Deficiency of earnings to fixed charges           $    (7,965)  $   (14,560)  $          (14,539)
                                                  ------------  ------------  ------------------